Exhibit 99.1

18577 Athena Technology Acq. Proxy Card REV1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

ATHENA TECHNOLOGY ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxx xx, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:

https://www.cstproxy.com/ athenatechnology/2021

PLEASE DO NOT RETURN THE PROXY CARD I F YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ATHENA TECHNOLOGY ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Phyllis Newhouse and Grace Vandecruze, and each of them independently, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Athena Technology Acquisition Corp. held of record by the undersigned at the close of business on Xxxx xx, 2021 at the Special Meeting of Stockholders of Athena Technology Acquisition Corp. to be held virtually at: https://www.cstproxy.com/athenatechnology/2021 on Xxxx xx, 2021, at XX:00 a.m. Eastern time, in virtual format, and at any adjournment or postponement thereof.

The undersigned acknowledge receipt of the enclosed Notice of Special Meeting and Proxy Statement/Prospectus.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6, AND, IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PERSONS NAMED AS PROXY HEREIN WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

18577 Athena Technology Acq. Proxy Card REV1 Back

Important Notice Regarding the Internet Availability of Proxy

Materials for the Special Meeting of Stockholders to be held on

Xxxx xx, 2021, at xx:00 a.m. Eastern time, in virtual format

The Notice of Special Meeting and the accompanying

Proxy Statement/Prospectus are available at:

https://www.cstproxy.com/athenatechnology/2021

PROXY CARD

Please mark
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.	your votes like this	☒

Proposal No. 1 — The Business Combination Proposal — To approve and adopt the business combination agreement, dated as of July 6, 2021 (a copy of which is attached to the accompanying proxy statement/ prospectus as Annex A, the “Business Combination Agreement”), by and among Athena Technology Acquisition Corp. (“Athena”), HelioMax Merger Sub, Inc. and Heliogen, Inc. (“Heliogen”), pursuant to which Heliogen will become a wholly-owned subsidiary of Athena (the transactions contemplated by the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The NYSE Stock Issuance Proposal — To approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Section 312.03(c) of the New York Stock Exchange’s Listed Company Manual (each, a “NYSE Listing Rule”), (a) the issuance of approximately 195,000,000 newly issued shares of Athena common stock in the Business Combination (as may be adjusted pursuant to the Business Combination Agreement), (b) the issuance and sale of 16,500,000 newly issued shares of Athena common stock to the PIPE Investors, in accordance with the terms and subject to the conditions of the Subscription Agreements, and (c) the issuance and sale of 510,000 newly issued shares of Athena common stock pursuant to the Sponsor Support Agreement, to the extent such issuances would require a stockholder vote under the applicable NYSE Listing Rule;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Charter Amendment Proposal — To approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation (the “Proposed Charter”) of Athena, a copy of which is attached to the accompanying proxy statement/prospectus as Annex G, which will amend and restate the amended and restated certificate of incorporation of Athena, dated March 16, 2021, which Proposed Charter will be in effect upon the closing of the Business Combination;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 — The Incentive Plan Proposal — To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the Heliogen, Inc. 2021 Equity Incentive Plan, including the authorization of the initial share reserve under the Heliogen, Inc. 2021 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Exhibit H;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Employee Stock Purchase Plan Proposal —To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the 2021 Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/ prospectus as Annex I;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Election of Directors Proposal — To elect, assuming the Business Combination Proposal is approved and adopted, each of the director nominees for the board of directors of New Heliogen, the surviving corporation, following the Business Combination; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2021

 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.